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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


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                            TALLEY INDUSTRIES, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                            [TALLEY INDUSTRIES LOGO]

                                                  [TALLEY INDUSTRIES LETTERHEAD]

                                                                  April 16, 1997

                                   IMPORTANT

                  TALLEY INDUSTRIES, DELPHI AUTOMOTIVE SYSTEMS
                AGREE IN PRINCIPLE TO FORM A STRATEGIC ALLIANCE

Dear Fellow Talley Stockholders:

As we reported to you recently in our 1996 annual report, Talley Industries is now well-positioned, both operationally and financially, to develop new opportunities in automotive airbag technologies. In this regard, I am pleased to share with you the following announcement we made jointly last week with General Motors' Delphi Automotive Systems:

     PHOENIX, ARIZ./WARREN, MICH. (APRIL 10, 1997) (TAL:NYSE)-TALLEY INDUSTRIES, INC. AND DELPHI AUTOMOTIVE SYSTEMS ANNOUNCED TODAY AN AGREEMENT IN PRINCIPLE TO FORM A STRATEGIC ALLIANCE FOR THE PURPOSE OF DEVELOPING AND MANUFACTURING ADVANCED TECHNOLOGY AUTOMOTIVE AIRBAG INFLATORS.

     THE ALLIANCE WILL BE STRUCTURED THROUGH A JOINT VENTURE MANUFACTURING COMPANY AND A JOINT DEVELOPMENT AGREEMENT TO UTILIZE THE TECHNICAL CAPABILITIES OF THE TWO COMPANIES TO DESIGN AND DEVELOP NEW AIRBAG INFLATOR CONCEPTS.

     THE COOPERATIVE ACTIVITIES WILL BE ACCOMPLISHED THROUGH DELPHI INTERIOR & LIGHTING SYSTEM AND TALLEY DEFENSE SYSTEMS. A PRIMARY BUSINESS OBJECTIVE OF THE JOINT VENTURE, WHICH WILL BE MAJORITY OWNED BY TALLEY, WILL BE TO SUPPLY INFLATORS FOR DELPHI'S AIRBAG MODULE NEEDS AND TO OTHER AIRBAG MODULE SUPPLIERS.

     THE FIRST PRODUCT TO BE MANUFACTURED WILL BE THE D60 ALL PYROTECHNIC, NON-SODIUM AZIDE DRIVER-SIDE INFLATOR. FORMAL DESIGN VALIDATION HAS ALREADY BEEN COMPLETED, PLACING THE D60 IN POSITION FOR INTRODUCTION AS EARLY AS 1998. THE JOINT VENTURE COMPANY WOULD BREAK GROUND THIS YEAR ON A NEW PRODUCTION FACILITY THAT WOULD BE CAPABLE OF PRODUCING 10 MILLION INFLATORS PER YEAR. DEVELOPMENT OF ADDITIONAL NEW PRODUCTS HAS ALREADY BEEN STARTED BY DELPHI AND TALLEY.

     "WE LOOK FORWARD TO WORKING WITH DELPHI ON NEW AUTOMOTIVE AIRBAG PRODUCTS," SAID WILLIAM H. MALLENDER, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF TALLEY. "THERE ARE EXCITING PROSPECTS FOR ADAPTING THIS TECHNOLOGY TO FUTURE PRODUCTS OF INTEREST TO OUR CUSTOMERS."
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     "OUR TWO COMPANIES HAVE HAD A PRODUCTIVE RELATIONSHIP UNDER A SUPPLY
     AGREEMENT AND THIS NEXT PHASE PROMISES TO CONTINUE TO BENEFIT BOTH PARTNERS AND TO MEET THE NEEDS OF OUR GROWING CUSTOMER BASE WORLD WIDE," PAUL J. TOSCH, DELPHI INTERIOR & LIGHTING GENERAL MANAGER, COMMENTED.

     FINALIZATION OF THE ALLIANCE IS CONTINGENT UPON A DEFINITIVE AGREEMENT BEING NEGOTIATED, APPROPRIATE CORPORATE APPROVALS, AND CERTAIN OTHER CUSTOMARY CLOSING CONDITIONS.

     DELPHI, THEN KNOWN AS INLAND, AND TALLEY WERE PIONEERS IN THE EARLY AUTO AIRBAG DAYS AND HAVE A LONG HISTORY OF SUCCESSFUL COOPERATIVE PROJECTS BEGINNING IN THE EARLY 1970'S.

     DELPHI AUTOMOTIVE SYSTEMS, WITH HEADQUARTERS IN PONTIAC, MICH., USA, IS THE WORLD'S LARGEST AND MOST DIVERSIFIED SUPPLIER OF AUTOMOTIVE COMPONENTS AND SYSTEMS. DELPHI OPERATES 191 MANUFACTURING FACILITIES, 46 VENTURES AND 17 TECHNICAL CENTERS IN 36 COUNTRIES. REGIONAL HEADQUARTERS ARE LOCATED IN PARIS, TOKYO AND SAO PAULO. DELPHI HAS PREVIOUSLY ANNOUNCED THAT IT INTENDS TO INCREASE ITS SALES OF PRODUCTS TO CUSTOMERS OUTSIDE OF GENERAL MOTORS TO 50 PERCENT OF REVENUES BY THE YEAR 2000. [NOTE: THE FOREGOING SENTENCE WAS NOT PART OF THE ANNOUNCEMENT MADE LAST WEEK.]

     SINCERELY,

     /s/ WILLIAM H. MALLENDER

     WILLIAM H. MALLENDER
     CHAIRMAN OF THE BOARD
     TALLEY INDUSTRIES, INC.